                                                                    EXHIBIT 10.1


                                SECOND AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


       SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 16, 1999 (this "Amendment"), by and among Cannondale Corporation, a corporation organized under the laws of the State of Delaware ("Cannondale"); each of the Subsidiaries of Cannondale that is a signatory to the Credit Agreement (as defined below) (such Subsidiaries of Cannondale, together with Cannondale, the "Borrowers"); BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States of America ("Bank of America"), as successor-in-interest to NATIONSBANK, N.A.; FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America ("Fleet"); THE CHASE MANHATTAN BANK, a bank organized under the laws of New York ("Chase"); and CITIZENS BANK OF MASSACHUSETTS ("Citizens"), as successor-in-interest to STATE STREET BANK AND TRUST COMPANY; and BANKBOSTON, N.A., a national banking association organized under the laws of the United States of America ("BankBoston") (each of Bank of America, Fleet, Chase, and Citizens, and BankBoston shall be referred to herein individually as a "Bank" and collectively as the "Banks"); and Bank of America, in its capacity as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                                   Background

       A. Reference is made to that certain Amended and Restated Credit Agreement dated as of January 22, 1999 (the "Original Credit Agreement") among the Borrowers, the Banks, the Administrative Agent and the other parties signatory thereto.

       B. The Original Credit Agreement was amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of May 1, 1999 (the "First Amendment"), among the Borrowers, the Banks, the Administrative Agent and the other parties signatory thereto. The Original Credit Agreement, as amended by the First Amendment, shall be referred to herein as the "Credit Agreement."

       C. The parties hereto wish to further amend the Credit Agreement as herein provided.

       D. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.



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                                                                               2


                                    Agreement

       In consideration of the Background, which is incorporated by reference, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. Modification. All the terms and provisions of the Credit Agreement and the other Facility Documents, as amended to date, shall remain in full force and effect except as follows:

              (a) The terms "Administrative Agent" and "Documentation Agent," shall mean Bank of America, N.A., a national banking association organized under the laws of the United States of America, and its successors in such capacities.

              (b) The following definitions are inserted into Section 1.1 of the Credit Agreement immediately following the definition of "Borrowing":

              "Borrowing Base" means, as of the date of determination thereof, for each Bank, an amount equal to the lesser of: (a) 110% of the Eligible Receivables or (b) the Revolving Credit Commitment for such Bank. Unless the Administrative Agent shall otherwise determine, the Borrowing Base as of any date shall be the Borrowing Base set forth on the most current Borrowing Base Certificate certified and delivered by the applicable Borrower pursuant to Section 7.8.

              "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit P hereto.

              (c) The following definition is inserted into Section 1.1 of the Credit immediately following the definition of "Eligible Assignee":

              "Eligible Receivable" means, as of any date of determination thereof, all Receivables owing to a Borrower and its Subsidiaries net of the Borrowers' and its Subsidiaries' customary reserves, unearned customer deposits, taxes, trade or other documents, discounts, claims, credits, returns, rebates, allowances or set-offs.

              (d) The definition of "Fronting Bank" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Fronting Bank" means, as the case may be, either the Standby Letter of Credit Fronting Bank which will be


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                                                                               3


              responsible solely for the issuance of standby Letters of Credit or the Trade Letter of Credit Fronting Bank which will be responsible solely for the issuance of documentary trade Letters of Credit."

              (e)    The definition of "Letter(s) of Credit contained in Section
1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Letter(s) of Credit" means any standby or documentary trade Letter of Credit issued by a Fronting Bank (either the Standby Letter of Credit Fronting Bank or the Trade Letter of Credit Fronting Bank, as the case may be) for the account of a Borrower pursuant to Section 3.1 for the purpose of supporting performance, payment deposit, or surety obligations of such Borrower, in any case if required by law or governmental rule or regulation or if in the ordinary course of business of such Borrower.

              (f) The definition of "Margin" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor: "Margin" means (a) for each type of Revolving Loan, 200 basis points; (b) for each type of Term Loan, 200 basis points; and (c) for each Swingline Loan, 200 basis points.

              (g) The following definition is inserted into Section 1.1 of the Credit Agreement immediately following the definition of "Principal Office":

              "Receivable" and "Receivables" means all amounts owing to a Borrower arising out of or in connection with the bona fide sale or lease of goods or services in the ordinary course of business.

              (h) The definition of "Reference Bank" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Reference Bank" means Bank of America, N.A. (or its applicable Lending Office, as the case may be).


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                                                                               4



              (i) The definition of "Restricted Payment Allowance" contained in Section 1.1 of the Credit Agreement is deleted in its entirety.

              (j) The definition of "Revolving Credit Commitment" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Revolving Credit Commitment" means, with respect to each Bank, the obligation of such Bank to make Revolving Loans and participate in Letters of Credit under this Agreement, subject to Borrowing Base limitations, in the following aggregate principal amount, as such amount may be reduced or otherwise modified from time to time:

              Bank of America, N.A.:                        $12,941,177;
              Fleet National Bank:                          $12,941,177;
              The Chase Manhattan Bank:                     $9,705,882;
              Citizens Bank of Massachusetts:               $9,705,882;
              BankBoston, N.A.                              $9,705,882;

              Total:   $55,000,000.

              (k) The definition of "Shareholder Pledge Agreement" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Shareholder Pledge Agreement" means the Amended and Restated Pledge Agreement dated as of September 15, 1998, entered into by Joseph Montgomery in favor of Cannondale, securing the Shareholder Note, as the same may be amended, modified, supplemented, or restated from time to time.

              (l) The following definition is inserted into Section 1.1 of the Credit Agreement immediately following the definition of "Spot Exchange Rate":

              "Standby Letter of Credit Fronting Bank" means Bank of America, N.A., a national banking association organized under the laws of the United States of America, acting in its capacity as the issuer of the standby Letters of Credit hereunder.


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                                                                               5



              (m) The definition of "Swingline Bank" contained in Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Swingline Bank" means Bank of America, N.A., a national banking association organized under the laws of the United States of America, acting in its capacity as the lender of the Swingline Loans hereunder.

              (n)    The definition of "Term Loan Commitment" contained in
Section 1.1 of the Credit Agreement is deleted and the following is substituted therefor:

              "Term Loan Commitment" means, with respect to each Bank, the obligation of such Bank to make Term Loans under this Agreement in the following aggregate principal amount:

              Bank of America, N.A.:                          $4,705,882;
              Fleet National Bank:                            $4,705,882;
              The Chase Manhattan Bank:                       $3,529,412;
              Citizens Bank of Massachusetts:                 $3,529,412;
              BankBoston, N.A.                                $3,529,412;

              Total:   $20,000,000.

              (o) The following definition is inserted into Section 1.1 of the Credit Agreement immediately following the definition of "Total Outstandings Amount":

              "Trade Letter of Credit Fronting Bank" means The Chase Manhattan Bank, a bank organized under the laws of New York, acting in its capacity as the issuer of the documentary trade Letters of Credit.

              (p) Article II of the Credit Agreement shall be modified in all respects to reflect that the Borrowers shall not have the right, on or after the date hereof, to request either a borrowing or a renewal of, or a conversion into, any Eurocurrency Loans, and neither the Banks nor the Administrative Agent shall be obligated to make, renew, or convert any other type of Loan into a Eurocurrency Loan on or after the date hereof. All Loans (including Swingline Loans) made to the Borrowers under the Credit Agreement, on or after the date hereof, shall be Variable Rate Loans. Specifically, the Swingline Loans shall no longer accrue interest at the Swingline Rate, but, instead, shall accrue interest at the Variable Rate plus the applicable Margin. In addition, from and after the date hereof, Variable Rate Loans may be denominated in one or more Alternative Currencies, provided however, that any prepayment of such Variable Rate Loans denominated in one or more Alternative Currencies must be accompanied by a prepayment penalty determined by the



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                                                                               6


Banks in their sole discretion. Without limiting any of the foregoing, to the extent that any Loans are currently outstanding as Eurocurrency Loans and are accruing interest prior to the date hereof at a Fixed Rate plus the applicable Margin, all such Loans shall begin to accrue interest on the outstanding and unpaid principal amount of each such Loan from and including the date hereof to but excluding the date such Loan is due at a variable rate per annum equal to the Variable Rate plus the Margin.

              (q) The first sentence of Section 2.3(a) of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

              Subject to the terms and conditions of this Agreement, each of the Banks, severally and not jointly, agrees to make revolving credit loans (the "Revolving Loans") to each Borrower (as specified in the notice of each Borrowing pursuant to Section 2.11) from time to time from and including the date hereof to and including the Banking Day next preceding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Borrowing Base of such Bank to the Borrowers; provided the Revolving Loans of such Bank outstanding plus the Letters of Credit Usage outstanding of such Bank shall not at any time exceed its Borrowing Base and provided further that the Outstandings Amount (which includes the aggregate amount of Revolving Loans outstanding, the aggregate amount of Swingline Loans outstanding plus the Letters of Credit Usage) shall not at any time exceed the aggregate amount of the Borrowing Base of the Banks.

              (r) The following shall be added as a new Section 2.3(c) to the Credit Agreement:

              (c) Each of the parties hereto agrees that, to the extent that Joseph Montgomery sells Securities (as such term is defined in the Shareholder Pledge Agreement) pursuant to Section 15 of the Shareholder Pledge Agreement, the proceeds of which are required to be applied in accordance with Section 2(e) of the Loan Agreement dated as of September 15, 1998 between Cannondale and Joseph Montgomery (the "Loan Agreement"), the Revolving Credit Commitment shall be reduced by one dollar for every dollar resulting from such proceeds that are so applied toward the payment of interest owed by Joseph Montgomery to Cannondale under the Loan

              Agreement and the related note(s). Once reduced, the Revolving Credit Commitment cannot be reinstated.

              (s) The first sentence of Section 2.8(b) of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

              If any time prior to the Termination Date, as a result of a partial reduction or termination of Revolving Credit Commitments, as a result of fluctuations in currencies or otherwise, the aggregate amount of all Revolving Loans and Swingline Loans outstanding at such time shall exceed the aggregate amount of the Borrowing Base, the Borrowers shall repay the Banks forthwith such amounts as may be necessary to eliminate such excess (and if the repayment in full of the Revolving Loans and Swingline Loans does not eliminate such excess due to the amount of outstanding Letters of Credit Usage, at such time, Cannondale shall also deposit with the Administrative Agent sufficient cash collateral to cover such remaining excess), and the failure of the Borrowers to make and the Banks to receive such payment shall constitute an Event of Default hereunder.

              (t) The words "Revolving Credit Commitments" in the first sentence of Section 2.12 of the Credit Agreement shall be deleted, and the words "applicable Borrowing Base" shall be substituted in lieu thereof.

              (u) The following sentence shall be added to the end of Section 3.1(a) of the Credit Agreement:

              Without limiting the foregoing, all requests made by the Borrower with respect to the issuance of standby Letters of Credit shall be made to the Standby Letter of Credit Fronting Bank, and all requests made by the Borrower with respect to the issuance of documentary trade Letters of Credit shall be made to the Trade Letter of Credit Fronting Bank. Furthermore, any documentary trade Letters of Credit issued pursuant to the terms of this Agreement shall be Letters of Credit requested by the Borrower to be issued for its account on or after the date hereof, it being the intention of the Banks not to participate with the Trade Letter of Credit Fronting Bank in any Letter of Credit previously issued by Chase prior to the date hereof.


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                                                                               8


              (v) The following condition precedent shall be added as an additional condition precedent as Section 5.2(g) of the Credit Agreement: "the Administrative Agent shall have received a Borrowing Base Certificate required to be delivered pursuant to this Agreement, which Borrowing Base Certificate shall be dated not earlier than five business days prior to the date on which the Borrower gives a Notice of Borrowing to the Bank of the subject Borrowing to be made pursuant to Section 2.7 of the Agreement.

              (w) The following covenant shall be added as an additional covenant as Section 7.8(p) of the Credit Agreement: "as soon as available, and in any event within 10 days of the end of each calendar month, a Borrowing Base Certificate."

              (x) Section 8.5 of the Credit Agreement is deleted and the following is substituted therefor:

              Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except for: (a) Cash and Cash Equivalents held or acquired by such Borrower or any such Subsidiary; (b) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Borrower or any such Subsidiary; (c) any Acceptable Acquisition or any Interest Rate Protection Agreement; (d) joint ventures with third-parties (including dealer loans) that, together with all other joint ventures (including dealer loans) entered into by all Borrowers and their Subsidiaries on or after June 9, 1997, do not exceed an aggregate amount of $5,000,000 during the term hereof (other than joint ventures (including dealer loans) existing at the Closing Date); and (e) intercompany loans made by Cannondale to any Subsidiary or Affiliate, including any Subsidiary Borrower, that do not exceed an aggregate principal amount of $5,000,000 outstanding at any one time (exclusive of such intercompany loans set forth in Schedule 8.5 hereto). Neither the Borrower nor any of its Subsidiaries shall make any loans or advances to their respective employees, except for (i) such loans or advances previously made to employees of the Borrower or any of its Subsidiaries prior to the date hereof, which loans or advances do not currently exceed an aggregate principal amount of $13,000,144.00; and (ii) such


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                                                                               9


              loans or advances made to employees in the ordinary course of Borrower's business (e.g., advances for travel and relocation), which loans or advances shall not exceed at any one time the aggregate principal amount of $500,000.

              (y) Section 8.6 of the Credit Agreement is deleted and the following is substituted therefor:

              Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of such Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of such Borrower or another such Subsidiary, provided, however, that each Borrower may declare and deliver dividends and make distributions to its stockholders payable solely in common stock of such Borrower; and provided further, however, that no such dividends shall be declared or paid and no such distributions shall be made if any Default or Event of Default shall have occurred and be continuing or shall result therefrom.

       2. Waiver. The Banks and the Administrative Agent hereby waive any Event of Default that has occurred or may occur as the result of the Borrowers' failure to comply with the covenants contained in Sections 9.1 ("Interest Coverage Ratio") and 9.4 ("Debt Service Coverage Ratio") of the Credit Agreement for the first fiscal quarter of the 2000 Fiscal Year of the Borrowers, commencing on July 4, 1999 and ended on October 2, 1999 and for the period commencing on October 3, 1999 (the first day of the second fiscal quarter of the 2000 Fiscal Year of the Borrowers) through, but not including, the last day of said second fiscal quarter of the Borrowers; provided, however, that such waiver shall only operate for the specific instance for which it is given, it being the intention of the parties hereto that the Borrowers shall be in compliance in all respects with all financial covenants set forth in Article IX of the Credit Agreement, including the covenants contained in Sections 9.1 and 9.4 therein, on the last day of the second fiscal quarter of the 2000 Fiscal Year of the Borrowers and thereafter. The execution and delivery of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy that the Banks or the Administrative Agent may have under any of the Facility Documents.


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       3.     Amendment Fee. The Borrowers hereby agree to pay to the
Administrative Agent, on or prior to the effective date of this Amendment, for the account of each Bank executing this Amendment, an amendment fee in the amount of .20% of such Bank's Commitment (used and unused, without giving effect to Borrowing Base limitations), which Commitment has been reduced by this Amendment.

       4. Amendment of Shareholder Pledge Agreement. The Borrowers hereby agree to enter into an amendment of the Shareholder Pledge Agreement with the Administrative Agent and Joseph Montgomery ("Montgomery") in form and substance satisfactory to the Administrative Agent (the "Shareholder Pledge Amendment"), in order that the parties to the Shareholder Pledge Amendment expressly acknowledge, among other things, the dollar-for-dollar reduction in the Revolving Credit Commitment that will occur upon the sale of Securities (as defined in the Shareholder Pledge Agreement) and the application of the proceeds from such sale(s) toward interest in accordance with the terms of Section 2(e) of the Loan Agreement dated as of September 15, 1998 between Cannondale and Joseph Montgomery.

       5. Conditions to Effectiveness. This Amendment shall not be effective until such date as the Administrative Agent shall have received the following, all in form, scope, and content acceptable to the Administrative Agent and the Banks in their sole discretion, and then shall be effective as of the date first above written:

              (a) this Amendment, executed by the Borrowers and the Required Banks;

              (b) the Shareholder Pledge Amendment, executed by Cannondale and Montgomery;

              (c) the fully executed Pennsylvania Mortgage and related UCC-1 financing statements to be delivered in connection therewith;

              (d) a Borrowing Base Certificate setting forth the Borrowing Base within 5 business days prior to the date hereof;

              (e)    payment of all reasonable fees, including those due under
Section 3 of this Amendment and all reasonable legal fees due Cummings & Lockwood as counsel to the Administrative Agent;

              (f) such other agreements and instruments as the Administrative Agent shall reasonably require.

       6. Reaffirmation by the Borrowers. Each of the Borrowers acknowledges, agrees, and reaffirms, both prior to and after taking into account this Amendment, that each is legally, validly, and enforceably indebted to the Banks under the Notes without defense, counterclaim, or offset, and that each is legally, validly, and enforceably liable to the Banks

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for all costs and expenses of collection and reasonable attorneys' fees as and to the extent provided in this Amendment, the Credit Agreement, the Notes, and the other Facility Documents. Each of the Borrowers hereby restates and agrees to be bound by all covenants contained in the Credit Agreement and the other Facility Documents and hereby reaffirms that all of the representations and warranties contained in the Credit Agreement and the other Facility Documents remain true and correct in all material respects with the exception that the representations and warranties regarding the financial statements described therein are deemed true as of the date made. Each of the Borrowers represents that, except as set forth in the Credit Agreement and the other Facility Documents, there are neither pending, nor to each Borrower's knowledge, threatened, legal proceedings to which any of the Borrowers is a party that materially or adversely affect the transactions contemplated by this Amendment or the ability of any of the Borrowers to conduct its business on a consolidated basis. Cannondale and Cannondale Europe B.V. each acknowledge and represent that the resolutions of each dated January 6, 1999, in the case of Cannondale, and January 19, 1999, and January 21, 1999, in the case of Cannondale Europe B.V., remain in full force and effect and have not been amended, modified, rescinded, or otherwise abrogated.

       7. Reaffirmation re: Collateral. Cannondale reaffirms the mortgages, liens, security interests, and pledges granted to Bank of America, N.A. (successor-in-interest to NationsBank, N.A.), as Administrative Agent, for the benefit of the Banks pursuant to the Credit Agreement and the other Facility Documents to secure the obligations of each Borrower thereunder.

       8. Other representations by the Borrowers. Each of the Borrowers represents and confirms that: (a) no Default or Event of Default has occurred and is continuing, and that neither the Agents nor the Banks has given its consent to or waived any Default or Event of Default other than as expressly set forth herein, and (b) the Credit Agreement and the other Facility Documents are in full force and effect and enforceable against the Borrowers in accordance with the terms thereof. Each of the Borrowers represents and confirms that as of the date hereof, each has no claim or defense (and each of the Borrowers hereby waives every claim and defense as of the date hereof) against the Agents or the Banks arising out of or relating to the Credit Agreement or the other Facility Documents or arising out of or relating to the making, administration, or enforcement of the Loans or the remedies provided for under the Facility Documents.

       9.     Miscellaneous.

              (a) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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              (b)    This Amendment and the rights and obligations of the
parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

              (c) This Amendment shall be deemed a, and included in the definition of, Facility Document under the Credit Agreement for all purposes.

              (d) The Credit Agreement, as amended hereby, and the other Facility Documents remain in full force and effect in accordance with their terms.









    [The balance of this page left intentionally blank. The next page is the signature page.]


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              BORROWERS

                              CANNONDALE CORPORATION


                              By  /S/  WILLIAM A. LUCA
                                 ------------------------------
                                    Name:  William A. Luca
                                    Title:  Vice President, Treasurer,
                                               Chief Financial Officer

                              CANNONDALE EUROPE B.V.


                              By  /S/  BEPPO HILFIKER
                                 --------------------
                                    Name:  Beppo Hilfiker
                                    Title:  Managing Director

                              CANNONDALE JAPAN K.K.


                              By  /S/  BILL CONRADT
                                 ------------------
                                    Name:  Bill Conradt
                                    Title:   President, Cannondale Japan


                              ADMINISTRATIVE AGENT

                              BANK OF AMERICA, N.A.


                              By  /S/  JOHN W. POCALYKO
                                 ----------------------
                                    Name:  John W. Pocalyko
                                    Title:  Managing Director

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                              BANKS

                              BANK OF AMERICA, N.A.


                              By  /S/  JOHN W. POCALYCO
                                 ----------------------
                                    Name:  John W. Pocalyko
                                    Title:  Managing Director

                              FLEET NATIONAL BANK


                              By
                                 ----------------------------------
                                    Name:
                                    Title:

                              THE CHASE MANHATTAN BANK


                              By  /S/  THOMAS D. MCCORMICK
                                 -------------------------
                                    Name: Thomas D. McCormick
                                    Title:  Vice President

                              CITIZENS BANK OF MASSACHUSETTS


                              By  /S/  ARLENE M. DOHERTY
                                 -----------------------
                                    Name:  Arlene M. Doherty
                                    Title:  Vice President

                              BANKBOSTON, N.A.


                              By
                                 ----------------------------------
                                    Name:
                                    Title: